EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-83410) and Form S-4 (No. 333-69216), of our report, dated February 21, 2005, relating to the consolidated financial statements of Virginia Financial Group, Inc. and subsidiaries, included in the 2004 Annual Report of Shareholders and incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2004.

/s/ Yount, Hyde & Barbour, P.C.

Winchester, Virginia

March 15, 2005